Thomas Wardell	Thomas.wardell@dentons.com	Salans FMC SNR Denton
	D 404.527.4990	McKenna Long
dentons.com
Dentons US LLP
303 Peachtree Street, NE Suite 5300,
Atlanta, GA 30308
United States

August 6, 2015

Board of Directors
American Lorain Corporation
Beihuan Road
Junan County
Shandong, China 276600

Re: Primary Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to American Lorain Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933 as amended (the “Act”) of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $60,000,000: (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, which may be authorized (the “Preferred Stock”); (iii) warrants to purchase shares of the Common Stock, the Preferred Stock, or any combination of such securities (the “Warrants”); (iv) rights to purchase shares of Common or Preferred Stock (“Rights”); and (v) units consisting of Common Stock, Preferred Stock, and/or Warrants or a combination thereof (the “Units”). The Common Stock, Preferred Stock, Warrants, and Units are referred to herein each as a “Security” and collectively as the “Securities.” This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws, the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), the Bylaws of the Company (the “Bylaws”), certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

American Lorain

We have assumed that any warrant agreements relating to the Warrants, any unit agreements relating to the Units, and any other agreements/offering documents relating to the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive and enforceable purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (v) at the time of issuance of any shares of Common Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock under its Articles of Incorporation; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting those laws and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with Chapter 78 of the Nevada Revised Statutes as currently in effect and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.        With respect to shares of the Common Stock, once (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or such committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

American Lorain

2.        With respect to shares of the Preferred Stock, once (A) the Company has taken all necessary corporate action in conformity with the Articles of Incorporation, the Bylaws and Chapter 78 of the Nevada Revised Statutes to amend the Articles of Incorporation to create and authorize the issuance of Preferred Stock, (B) the Board and, if necessary, the shareholders of the Company have taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular class or series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, if applicable, and (C) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.        With respect to the Warrants, once (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.        With respect to any series or class of Rights, once (i) the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such Rights, the terms of the offering thereof, and related matters and (ii) such Rights and agreements, if any, relating to the Rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities underlying the Rights have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), and such Rights are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

American Lorain

5.        With respect to the Units, once (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Dentons US, LLP
    Dentons US, LLP